HC CAPITAL TRUST

ADOPTION AGREEMENT

Adoption Agreement made as of the 31st day of January, 2018 by and between HC Capital Trust, a Delaware statutory trust (the “Trust”), and BNY Mellon Asset Management North America Corporation (“BNY Mellon AMNA”), a Delaware corporation.

WITNESSETH

WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) which offers separate series of shares of beneficial interest representing interests in separate investment portfolios (each, a “Portfolio”); and

WHEREAS, the Trust is party to multiple Portfolio Management Agreements (the “PM Agreements”) with each of Mellon Capital Management Corporation (“MCM”), The Boston Company Asset Management, LLC (“TBCAM”) and Standish Mellon Asset Management Company, LLC (“Standish”), as listed in the Appendix to this Agreement, pursuant to which each of MCM, TBCAM and Standish provides investment advisory services to one or more Portfolios; and

WHEREAS, each of TBCAM and Standish is being reorganized into MCM, following which MCM is expected to be re-named as BNY Mellon AMNA, in a restructuring transaction on [January 31, 2018] that will not result in a change in the actual control or management of any of MCM, TBCAM or Standish and therefore not result in an “assignment” (as defined in the Investment Company Act) or termination of any of the PM Agreements; and

WHEREAS, the parties desire to enter into this Adoption Agreement under which BNY Mellon AMNA formally adopts each of the PM Agreements;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1)    Each of the PM Agreements previously in effect between MCM, TBCAM or Standish and the Trust is hereby adopted in its entirety by BNY Mellon AMNA, except that all references to MCM, TBCAM or Standish shall be replaced with BNY Mellon Asset Management North America Corporation.

2)    Each of the PM Agreements shall otherwise continue in full force and effect as set forth therein for the remainder of its term.

IN WITNESS WHEREOF, the undersigned have executed this Adoption Agreement as of the date first set forth above.

BNY MELLON ASSET MANAGEMENT NORTH AMERICA CORPORATION

By:	/s/ Almond Goduti
Name:	Almond Goduti
Title:	Managing Director

HC CAPITAL TRUST

By:	/s/ Colette Bergman
Name:	Colette Bergman
Title:	VP & Treasurer

APPENDIX

List of PM Agreements

Parties	Subject Portfolio	Initial Effective Date	Current Renewal/Expiration Date	Amendment Date(s)
Standish and the Trust	The Intermediate Term Municipal Bond Portfolio	February 11, 2009	March 31	July 1, 2012
TBCAM and the Trust	The Emerging Markets Portfolio	November 18, 2009	December 31	June 5, 2014
MCM and the Trust	The U.S. Government Fixed Income Securities Portfolio	November 11, 2010	March 31	December 1, 2012
MCM and the Trust	The Core Fixed Income Portfolio	November 30, 2010	March 31	December 1, 2012
MCM and the Trust	The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio	January 8, 2013	March 31	None
MCM and the Trust	The Commodity Returns Strategy Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Emerging Markets Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Growth Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Institutional Growth Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The International Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The International Equity Portfolio (EM Index)	August 2, 2013	March 31	None
MCM and the Trust	The Institutional International Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Institutional International Equity Portfolio (EM Index)	August 2, 2013	March 31	None
MCM and the Trust	The Small Capitalization Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Institutional Small Capitalization Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Value Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Institutional Value Equity Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Real Estate Securities Portfolio	August 2, 2013	March 31	None
MCM and the Trust	The Fixed Income Opportunity Portfolio	August 22, 2013	March 31	None
MCM and the Trust	The Core Fixed Income Portfolio	August 22, 2013	March 31	None

MCM and the Trust	The U.S. Corporate Fixed Income Securities Portfolio	August 22, 2013	March 31	None
MCM and the Trust	The Inflation Protected Securities Portfolio	March 1, 2014	March 31	None
MCM and the Trust	The ESG Growth Portfolio	June 23, 2015	March 31	September 13, 2016 September 12, 2017
MCM and the Trust	The Catholic SRI Growth Portfolio	December 15, 2015	March 31	September 13, 2016 [December 5, 2017]